EXHIBIT 11

                         RICHMOND COUNTY FINANCIAL CORP.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
               (In Thousands, Except Share and Per Share Amounts)


                                                            FOR THE                    FOR THE
                                                      THREE MONTHS ENDED           SIX MONTHS ENDED
                                                          DECEMBER 31,               DECEMBER 31,
                                                    ----------------------      ----------------------
                                                       1999        1998            1999        1998
                                                    ----------  ----------      ----------  ----------
Net Income                                            $  9,028    $  6,020        $ 18,137    $ 11,374
                                                    ==========  ==========      ==========  ==========

Weighted average common shares outstanding          27,541,491  23,426,228      27,810,711  23,888,753

Common stock equivalents due to dilutive effect of
  stock options                                              -           -               -           -
                                                    ----------  ----------      ----------  ----------

Total weighted average common shares and            27,541,491  23,426,228      27,810,711  23,888,753
  equivalents                                       ==========  ==========      ==========  ==========

Basic earnings per common and common share
  equivalents                                         $   0.33    $   0.27        $   0.65    $   0.49
                                                    ==========  ==========      ==========  ==========

Total weighted average common shares and            27,541,491  23,426,228      27,810,711  23,888,753
equivalents outstanding

Additional dilutive shares using ending period
  market value versus average market value
  for the period when utilizing the treasury
  stock method regarding stock options                 163,802    (306,219)        249,915    (268,252)
                                                    ----------  ----------      ----------  ----------

Total shares for dilutive earnings per share        27,705,293  23,120,009      28,060,626  23,620,501
                                                    ==========  ==========      ==========  ==========


Diluted earnings per common share equivalents         $   0.33    $   0.27        $   0.65    $   0.49
                                                    ==========  ==========      ==========  ==========
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